UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2015

QUOTIENT LIMITED

(Exact Name of Registrant as Specified in Charter)

Jersey, Channel Islands	001-36415	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pentlands Science Park

Bush Loan, Penicuik, Midlothian

EH26 OPZ United Kingdom

(Address of Principal Executive Offices)

011-44-0131-445-6159

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Distribution and Supply Agreement

On January 29, 2015, Quotient Limited (together with its subsidiaries, the “Company”), through its wholly-owned subsidiaries QBD (QS-IP) Limited and Quotient Suisse SA, entered into a Distribution and Supply Agreement with Ortho-Clinical Diagnostics, Inc. (“OCD”), pursuant to which, for an initial term of 20 years, OCD will exclusively sell and distribute MosaiQTM for the global patient testing market (for blood grouping), as well as the donor testing market (for blood grouping and serological disease screening) in territories other than those in which the Company will commercialize MosaiQTM.

During the term of the Distribution and Supply Agreement, OCD has agreed not to develop, manufacture or sell any competitive blood grouping products that are substantially similar to MosaiQTM. This restriction does not cover existing OCD product lines. In the event that OCD is unable to achieve certain net sales targets set forth in the Distribution and Supply Agreement, the Company will have the option, exercisable by written notice to OCD within 90 days of such event, to make the license co-exclusive, with the right for the Company and its affiliates, sub-licensees and sub-distributors to sell, offer for sale and otherwise commercialize the MosaiQTM instrument and consumables in the markets and territories to be addressed by OCD. By separate agreement, the parties have agreed to collaborate on new applications for MosaiQTM, and the Company has granted OCD certain rights of first offer if the Company decides to commercialize such projects with a third party. In addition, pursuant to the Distribution and Supply Agreement, the Company has granted OCD rights of first offer where the Company decides to commercialize MosaiQTM with a third party for the donor testing market in territories covered by the Company.

Pursuant to the Distribution and Supply Agreement, OCD will be responsible for seeking and obtaining regulatory approval of the MosaiQTM instrument and consumables in countries where the Company does not or cannot for regulatory reasons seek such regulatory approvals for MosaiQTM. A six-person steering committee (the “Steering Committee”), and certain sub-committees, will be formed to provide liaison, coordination and strategic planning with regard to development and regulatory approval of MosaiQTM and the sale and distribution of MosaiQTM instruments and consumables by OCD. Each of the Company and OCD can appoint three members to the Steering Committee and to each of the sub-committees.

Pursuant to the Distribution and Supply Agreement, OCD will pay the Company (i) one time payments upon the achievement of certain milestones, including CE-Marking for the MosaiQTM instrument and blood grouping consumable in the European Union, approval of the MosaiQTM instrument and blood grouping consumable by the Food and Drug Administration in the United States and the commercial launch of MosaiQTM in certain specified regions, totaling in the aggregate $59 million; (ii) cost of goods sold incurred by the Company for MosaiQTM instruments and associated replacement parts sold to OCD; (iii) cost of goods sold by the Company for ancillary products sold to OCD (other than quality control products), plus a percentage mark-up of such costs; and (iv) a transfer price for MosaiQTM consumables sold to OCD, which will increase based on agreed-upon revenue milestones. The transfer price for MosaiQTM consumables to be paid by OCD is also subject to an agreed-upon minimum transfer price based on the Company’s cost of goods sold for MosaiQTM consumables.

As part of the exclusive sale and distribution rights granted to OCD for the MosaiQTM instruments and consumables (which rights are non-assignable except as provided for in the Distribution and Supply Agreement) the Company has granted to OCD: (i) an exclusive, license to use the “MosaiQ” trademark; (ii) access to CE-Mark, biologics license application (“BLA”) and 510(k) clearances and other dossiers to be filed or that are approved by regulatory authorities for the MosaiQTM instrument, consumables and ancillary products; (iii) access to other confidential information; and (iv) intellectual property rights controlled by the Company as well as intellectual property rights granted to the Company by STRATEC Biomedical AG and The Technology Partnership plc, and rights the Company may control in the future, which are necessary or reasonably useful for the sale and distribution of MosaiQTM instruments and consumables and are freely licensable or sub-licensable and free of royalty or other payments (unless OCD agrees to pay any such royalties or payments). OCD may not use these intellectual property rights and information to manufacture the MosaiQTM instrument or consumables, supply serological screening consumables to the patient testing market, or to carry out research and development, other than with the Company’s consent or pursuant to the Distribution and Supply Agreement. OCD will grant a license to the Company for the term of the Distribution and Supply Agreement for any know how related to the MosaiQTM instrument and consumables that OCD generates during the course of the Distribution and Supply Agreement, which is necessary or useful for the development, use or sale of the MosaiQTM instrument and consumables, or components thereof, or for the Company to provide maintenance and support.

The Distribution and Supply Agreement is terminable by either party for certain breaches by the other party or in the event of certain bankruptcy events involving the other party, and by OCD with 180 days’ prior written notice.

Subscription Agreement

In connection with the entry into the Distribution and Supply Agreement, the Company and Ortho-Clinical Diagnostics Finco S.Á R.L., an affiliate of OCD (“OCDF”), entered into a Subscription Agreement (the “Subscription Agreement”) pursuant to which OCDF has subscribed for 444,445 newly issued ordinary shares, of no par value, of the Company (the “Ordinary Shares”) at a price of $22.50 per share and 666,665 newly issued 7% cumulative redeemable preference shares, of no par value, of the Company (the “Preference Shares”) at a price of $22.50 per share, for an aggregate subscription price of approximately $25 million.

The Subscription Agreement contains representations, warranties and covenants that are customary for transactions of this type. The Ordinary Shares and the Preference Shares subscribed for are expected to be delivered to OCDF on or about January 30, 2015, subject to the satisfaction of customary closing conditions.

Pursuant to the terms of the Subscription Agreement, subject to certain exceptions, OCDF has agreed not to sell or transfer the Ordinary Shares until the earliest to occur of: (i) certain changes of control involving the Company; (ii) certain changes of control involving Ortho-Clinical Diagnostics Bermuda Co. Ltd., the ultimate parent company of OCD; (iii) the termination of the Distribution and Supply Agreement; (iv) the termination or expiration of OCDF’s exclusive distribution rights pursuant to the Distribution and Supply Agreement; and (v) 18 months after the closing date. Upon the expiration of these transfer restrictions, the Company has agreed, subject to certain conditions, to file a registration statement with the Securities and Exchange Commission to register the Ordinary Shares for resale within 30 days of such expiration, which registration statement will be required to become effective within 90 days following such expiration.

Preference Shares

Each Preference Share has a right to a cumulative preferential dividend of 7% per annum of the subscription price paid for that Preference Share on and from the date of issue of such Preference Share to (but excluding) the date of redemption of such Preference Share (the “Preferential Dividend”). The Preferential Dividend will accrue quarterly and will be payable in connection with the redemption of the Preference Shares. The Company has the right (but is under no obligation) to make payments from time to time of some or all of the then accrued but unpaid Preferential Dividend balance, and will not declare or pay dividends or make any other distributions of income or profits to the holders of its ordinary shares for so long as any accrued Preferential Dividend remains accrued but unpaid.

The holders of the Preference Shares will have the right to require the Company to redeem the Preference Shares after four years (the “Holder Redemption Trigger Date”), subject to the Company’s right to extend the Holder Redemption Trigger Date in one year increments up to a maximum of ten years from the issue date. The Company will have the right to redeem all or some of the Preference Shares at any time. The Preference Shares will be subject to automatic redemption upon a Change of Control of the Company as defined in the Statement of Rights in relation to Preference Shares in the capital of the Company (the “Statement of Rights”). On the redemption of the Preference Shares, the Company shall first pay the amount of the accrued Preferential Dividend and then the redemption price per Preference Share, which shall be equal to the subscription price paid therefor.

On a winding-up or liquidation of the Company, the Preference Shares shall rank pari passu with the Company’s ordinary shares with respect to the repayment of amounts paid up thereon. Immediately prior to a winding-up or liquidation of the Company, all accrued and unpaid Preferential Dividends in respect of the Preference Shares will be capitalized into new Preference Shares on the basis of one new Preference Share for each whole $22.50 of Preferential Dividend accrued.

The holders of the Preference Shares will be subject to certain transfer restrictions and will also have certain other rights described in the Statement of Rights.

The Subscription Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Statement of Rights is attached hereto as Exhibit 4.1, and is incorporated herein by reference.

The foregoing descriptions of the Subscription Agreement and the Preference Shares do not purport to be complete and are qualified in their entirety by reference to the full text of the Subscription Agreement and the Statement of Rights attached hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K that relates to the Preference Shares is incorporated by reference in this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the unregistered sale of equity securities is incorporated by reference into this Item 3.02.

The sale of the Ordinary Shares and the Preference Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Ordinary Shares and the Preference Shares will be sold to an accredited investor in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Ordinary Shares and the Preference Shares may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. OCDF represented in the Subscription Agreement that it was an accredited investor as defined in Regulation D and that it was acquiring the Ordinary Shares and the Preference Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and appropriate legends were affixed to the Ordinary Shares and the Preference Shares.

Item 7.01	Regulation FD Disclosure.

On January 29, 2015, the Company issued a press release announcing entry into the Distribution and Supply Agreement and the Subscription Agreement. A copy of the press release is furnished with this Current Report as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under such section, nor shall it be deemed incorporated by reference in any of our filings under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Statement of Rights in relation to Preference Shares in the capital of Quotient Limited.

10.1	Subscription Agreement, dated January 29, 2015, between Quotient Limited and Ortho-Clinical Diagnostics Finco S.Á R.L.

99.1	Press Release, dated January 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUOTIENT LIMITED

Date: January 29, 2015	By:	/s/ Stephen Unger
Stephen Unger
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

4.1	Statement of Rights in relation to Preference Shares in the capital of Quotient Limited.

10.1	Subscription Agreement, dated January 29, 2015, between Quotient Limited and Ortho-Clinical Diagnostics Finco S.Á R.L.

99.1	Press Release, dated January 29, 2015.